Exhibit 99.1
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                  JAVELIN TO RAISE $32 MILLION EQUITY FINANCING

          New York, NY, November 3, 2005 - Javelin Pharmaceuticals, Inc. (OTC
BB: JVPH) announced today that it has entered into definitive purchase agreements in a private placement of its common stock and warrants totaling approximately $32 million. The financing was led by NGN Capital and investment funds affiliated with Wexford Capital LLC in addition to several other US and European institutional investors. Under the terms of the transaction, Javelin will issue approximately 14,222,222 shares of common stock at a share price of $2.25 and five year warrants to purchase 711,111 shares of common stock at an exercise price equal to $2.25 per share.

          "This equity financing will enable us to continue the development of our three exciting late stage product candidates, DylojectTM (injectable diclofenac), RylomineTM (intranasal morphine) and PMI-150 (intranasal ketamine), through pivotal trials," said Dr. Daniel Carr, Chief Executive Officer of Javelin. "This is another important milestone for our company and after the successful submission of our Marketing Authorization Application for DylojectTM in Europe. This financing further validates our position as a leader in the development of product candidates in the pain management specialty pharmaceutical sector."

          Rodman & Renshaw, LLC and Riverbank Capital Securities, Inc. acted as placement agents in connection with the financing.

          The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, Javelin has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.

          About Javelin Pharmaceuticals, Inc.

          Javelin is a specialty pharmaceutical company, applying innovative, proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. For additional information please visit the website www.javelinpharmaceuticals.com.
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          This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this


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information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our ability to obtain working capital, our ability to successfully develop and commercialize drug candidates, and competition from other pharmaceutical companies.


       INVESTOR CONTACT:                           MEDIA CONTACT:
       The Investor Relations Group                The Investor Relations Group
       John Nesbett/Michael Crawford               Janet Vasquez
       (212) 825-3210                              (212) 825-3210




       Corporate Contact:
       Javelin Pharmaceuticals, Inc.
       June Gregg

       (212) 554-4550